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                                                                    EXHIBIT 99.5

                 CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:

         The undersigned securities dealer, commercial bank, broker, trust company or other nominee holder of Rights (as defined below) hereby certifies that it is the holder of record ("Record Date Holder") of _________ common shares, $1.00 par value per share, (the "Common Stock") of Great American Financial Resources, Inc. (the "Company") on behalf of certain beneficial owners as of the close of business on August __, 2003, the record date for the Offering (the "Record Date") of up to [3,000,000] shares of Common Stock pursuant to transferable subscription rights ("Rights"), as described in the Company's Prospectus dated August __, 2003, a copy of which the undersigned has received.

         The undersigned further certifies that ___________ beneficial owners, on whose behalf it held as of the close of business on the Record Date ______ shares of Common Stock registered in the name of the undersigned, are each entitled to one additional Right as the Company has agreed that, in lieu of fractional Rights, the number of Rights to which a beneficial owner would otherwise be entitled will be rounded up to the next whole number and, accordingly, the undersigned requests that a Rights Certificate evidencing _______ additional Rights be issued to it. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing and acknowledges that the Subscription Agent must receive this Certification and Request for Additional Rights, properly completed no later than three business days prior to the Expiration Date, after which time no new Rights Certificates will be issued.

                                           _____________________________________
                                           Name of Record Holder

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                           Address:_____________________________
                                                   _____________________________
                                           Telephone Number:____________________
                                           DTC Participant Number:______________
                                           Dated:______________________, 2003